UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2008

CB RICHARD ELLIS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CB Richard Ellis Group, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On November 3, 2008, Kenneth J. Kay notified the Company of his resignation as the Company’s Senior Executive Vice President and Chief Financial Officer, to be effective as of November 30, 2008.

(c)

Gil Borok has been appointed as the Company’s interim Chief Financial Officer effective December 1, 2008, in addition to his current position as Executive Vice President – Finance and Chief Accounting Officer. Mr. Borok previously served as our Executive Vice President and Global Controller since October 2002. Prior to that, he was Corporate Controller of Dole Food Company, Inc. from August 1999 to October 2002. Mr. Borok is a certified public accountant in the State of California and holds a B.A. degree from the University of Pittsburgh and an M.B.A. from the Anderson School at the University of California – Los Angeles.

In connection with his apointment as interim Chief Financial Officer, Mr. Borok will receive an annual salary of $400,000. Additionally, Mr. Borok’s annual bonus target under the Company’s Executive Bonus Plan has been increased to $300,000. He will also receive two transition bonuses — $50,000 payable effective upon his assumption of the interim Chief Financial Officer role on December 1, 2008 and $125,000 payable on the earlier of 90 days after the successful hiring and transition of a permanent Chief Financial Officer or September 1, 2009. Mr. Borok will also be entitled to a severance payment if he is terminated without cause from the date of his appointment as interim Chief Financial Officer until one year following the hiring and successful transition of a permanent Chief Financial Officer, equal to 18 months of his base salary, his target bonus, immediate vesting of 18,389 shares of restricted stock he currently holds which would otherwise vest on September 5, 2011, and six months of continued health care coverage.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 7, 2008		CB RICHARD ELLIS GROUP, INC.

	By:	/s/ LAURENCE H. MIDLER
Laurence H. Midler
Executive Vice President and General Counsel